Date and Time: April 28, 2005 11:07 AM Pacific Time
Ministry of Finance	Mailing Address:	Location:
Corporate and Personal	PO BOX 9431 Stn Prov Govt.	2nd Floor - 940 Blanshard St.
Property Registries	Victoria BC V8W 9V3	Victoria BC
www.corporateonline.gov.bc.ca		250 356-8626

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: April 27, 2005 10:36 AM Pacific Time
Incorporation Number:	BC0214840
Recognition Date: Incorporated on August 20, 1980

NOTICE OF ARTICLES

Name of Company: RESPONSE BIOMEDICAL CORP.

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:
8081 LOUGHEED HWY	8081 LOUGHEED HWY
BURNABY BC V5A 1W9	BURNABY BC V5A 1W9
CANADA	CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
8081 LOUGHEED HWY	8081 LOUGHEED HWY
BURNABY BC V5A 1W9	BURNABY BC V5A 1W9
CANADA	CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
HOLMES, STEPHEN D.

Mailing Address:	Delivery Address:
311 STEVENS DRIVE	311 STEVENS DRIVE
WEST VANCOUVER BC V7S1C7	WEST VANCOUVER BC V7S1C7

BC0214840 Page: 1 of 2

Last Name, First Name, Middle Name:
RADVAK, WILLIAM J.

Mailing Address:	Delivery Address:
5173 REDONDA DR	5173 REDONDA DR
N VANCOUVER BC V7R3K1	N VANCOUVER BC V7R3K1

Last Name, First Name, Middle Name:
YAKATAN, STANLEY

Mailing Address:	Delivery Address:
155 LYNDON ST, 1ST CRT	155 LYNDON ST, 1ST CRT
HERMOSA BEACH CA 902564	HERMOSA BEACH CA 902564
USA	USA

Last Name, First Name, Middle Name:
MERZ, DOMINIQUE E.

Mailing Address:	Delivery Address:
5 S ALTA MIRA	5 S ALTA MIRA
LAGUNA BEACH CA 92651	LAGUNA BEACH CA 92651
UNITED STATES	UNITED STATES

Last Name, First Name, Middle Name:
RICHARDS, BRIAN G.

Mailing Address:	Delivery Address:
334 ROSLYN BLVD.	334 ROSLYN BLVD.
NORTH VANCOUVER BC V7G 1N9	NORTH VANCOUVER BC V7G 1N9
CANADA	CANADA

Last Name, First Name, Middle Name:
Braginski, Sidney

Mailing Address:	Delivery Address:
6 STONEYWELL COURT,	6 STONEYWELL COURT,
DIX HILLS NY 11746-5422	DIX HILLS NY 11746-5422
UNITED STATES	UNITED STATES

PRE-EXISTING COMPANY PROVISIONS The Pre-existing Company Provisions apply to this company.

AUTHORIZED SHARE STRUCTURE
1.	100,000,000	Common Shares	Without Par Value

Without Special Rights or
Restrictions attached

BC0214840 Page: 2 of 2